UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of Sohu.com Inc. (“Sohu”) at the annual meeting of stockholders held on June 16, 2016:

1.	Election of three directors, to serve for a two-year term or until their earlier death, resignation or removal;

2.	Advisory resolution approving Sohu’s executive compensation; and

3.	Ratification of the appointment of PricewaterhouseCoopers Zhong Tian LLP as Sohu’s independent auditors for the fiscal year ending December 31, 2016.

Information regarding the foregoing proposals is incorporated by reference herein from Sohu’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2016.

Proposal 1. The number of votes cast for and withheld from the three persons nominated for election as directors, and the number of non-votes, are as follows:

Nominee	For	Withheld	Non-Votes
Dr. Charles Zhang	14,668,735	5,907,615	4,500,381
Dr. Edward B. Roberts	12,190,564	8,385,786	4,500,381
Dr. Zhonghan Deng	11,930,637	8,645,713	4,500,381

Dr. Charles Zhang, Dr. Edward B. Roberts and Dr. Zhonghan Deng were all elected as directors.

Proposal 2. The number of votes cast for and against the advisory resolution approving the compensation paid to Sohu’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, the narrative discussion, and any related material disclosed in Sohu’s proxy statement filed with the SEC on April 27, 2016, and the number of abstentions and non-votes, are as follows:

For	Against	Abstentions	Non-Votes
11,516,390	9,048,691	11,269	4,500,381

The stockholders voted in favor of the advisory resolution approving the compensation paid to Sohu’s named executive officers.

Proposal 3. The number of votes cast for and against ratification of the appointment of PricewaterhouseCoopers Zhong Tian LLP as Sohu’s independent auditors, and the number of abstentions and non-votes, are as follows:

For	Against	Abstentions	Non-Votes
16,340,470	8,644,908	91,353	0

The ratification of the appointment of PricewaterhouseCoopers Zhong Tian LLP as Sohu’s independent auditors was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 17, 2016	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
President and Chief Financial Officer

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